Exhibit 99.1

Maison Solutions Reports Fiscal 2024 Third Quarter
and Nine-Month Financial Results

MONTEREY PARK, Calif., March 18, 2024 – Maison Solutions Inc. (“Maison Solutions” or the “Company”), (Nasdaq: MSS), a U.S.-based specialty grocery retailer offering traditional Asian food and merchandise to modern consumers, today announced financial results for the third quarter and first nine months of fiscal 2024 ended January 31, 2024.

“We continue to make considerable operational progress through store renovations, new store openings, and acquisitions of additional stores to efficiently grow our footprint,” said John Xu, President and Chief Executive Officer of Maison Solutions. “Our El Monte store, which is the first of our planned store renovations, is on track to be completed later this month, and will provide a vibrant, contemporary shopping experience for customers, while leveraging our recently purchased software suite to drive revenues through optimization of store design, layout and shelf displays. Additionally, we remain on schedule to open our flagship, 37,000 square-foot, store in Rowland Heights, California later this year, which we believe will become one of the largest and most advanced Asian grocery supercenters in the state.

Fiscal 2024 Third Quarter Financial Results

Total revenues, net, were $13.6 million for the fiscal 2024 third quarter, compared with $15.6 million for the prior-year quarter. Results primarily reflected competition from two newly opened Asian supermarkets near the Company’s San Gabriel store, the end of certain COVID-19 customer relief programs, and a temporary slow-down at the Company’s El Monte store during its renovation. Revenue for perishable goods, which include meat, seafood, vegetables and fruit, were $7.2 million for the fiscal 2024 third quarter, versus $8.7 million for the same period last year. Revenues for non-perishable goods, which include grocery, liquor, cigarettes, lottery tickets, newspapers, reusable bags, non-food, and health products, were $6.4 million for the fiscal 2024 third quarter, compared with $6.9 million for last year’s fiscal third quarter.

Total cost of revenues, which includes rental expense, depreciation, the direct costs of purchased merchandise, shrinkage costs, store supplies, and inbound shipping costs, decreased 10.5 percent to $10.4 million for the fiscal 2024 third quarter, from $11.6 million for fiscal 2023 third quarter. The decline primarily is related to lower sales and reduced freight costs.

Gross profit for the fiscal 2024 third quarter equaled $3.2 million, compared with $4.0 million from the same period last year. Gross margin was 23.4 percent, versus 25.6 percent for the same quarter last year.

Operating loss was approximately $307,000 for the fiscal 2024 third quarter, compared with a loss of approximately $48,000 for the fiscal 2023 third quarter. The change mainly was due to the revenue and gross profit declines.

Net loss attributable to Maison Solutions was approximately $549,000, or a loss of $0.03 per share, for the third quarter of fiscal 2024, versus net income attributable to Maison Solutions of approximately $988,000, or $0.06 per fully diluted share, for the prior-year period. Contributing to the net loss in the fiscal 2024 third quarter was a reduction in “other income,” primarily due to $1.3 million in employee retention credits received by the Company related to the COVID-19 pandemic in last year’s fiscal third quarter that was not repeated in the fiscal 2024 period.

At January 31, 2024, the Company had cash and equivalents of $9.4 million, up from $2.6 million at April 30, 2023. Maison Solutions completed an initial public offering on October 10, 2023, generating gross proceeds of approximately $10.0 million, before underwriting discounts and commissions. On November 22, 2023, the Company completed a private placement, generating gross proceeds of approximately $5 million, before deducting offering expenses.

Net cash used in operating activities was approximately $887,000 for the nine months ended January 31, 2024, compared with net cash provided by operating activities of approximately $364,000 for the similar period last year.

Nine-Month Fiscal Year 2024 Financial Results

Total revenues, net, were $41.1 million for the first nine months of fiscal 2024, approximately the same as for the first nine months of fiscal 2023. Perishable goods revenues were $22.4 million, versus $23.1 million for the first nine months of the last fiscal year. Non-perishable goods revenues were $18.7 million, versus $18.1 million for the first nine months of fiscal 2023.

Total cost of revenues were $31.7 million for the fiscal 2024 year-to-date period, compared with $31.8 million for the prior-year period.

Gross profit was $9.4 million for the first nine months of fiscal 2024 and fiscal 2023. Gross margin improved by 10 basis points to 22.9 percent, from 22.8 percent for the first nine months of fiscal 2023.

Operating loss was approximately $270,000 for the fiscal 2024 nine-month period, compared with operating income of approximately $80,000 for the same period in fiscal 2023. The change was principally related to higher selling and general and administrative expenses.

Net loss attributable to Maison Solutions was approximately $562,000, or a loss of $0.03 per share, for the first nine months of fiscal 2024, versus net income attributable to Maison Solutions of approximately $921,000, or $0.06 per fully diluted share, for the prior-year period.

About Maison Solutions Inc.

Maison Solutions Inc. is a U.S.-based specialty grocery retailer offering traditional Asian food and merchandise to U.S. consumers, particularly to members of Asian-American communities. The Company is committed to providing Asian fresh produce, meat, seafood, and other daily necessities in a manner that caters to traditional Asian-American family values and cultural norms, while also accounting for the new and faster-paced lifestyle of younger generations and the diverse makeup of the communities in which the Company operates. Since its formation in 2019, the Company has acquired equity interests in four traditional Asian supermarkets in the Los Angeles area, and has been operating them under the brand name HK Good Fortune. To learn more about Maison Solutions, please visit the Company’s website at www.maisonsolutionsinc.com. Follow the Company on LinkedIn and X.

Cautionary Note Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including the Company’s ability to grow organically and through acquisitions, improve efficiencies throughout the organization, reduce costs related to operating and opening new stores, and, over the longer term, use knowledge gained from implementing the software to open new revenue streams. No assurance can be given that the proceeds will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement for the initial public offering filed with the SEC. Copies are available on the SEC’s website at www.sec.gov. Maison Solutions undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Relations and Media Contact:

PondelWilkinson Inc.

Judy Lin or Laurie Berman

310-279-5980

info@maisonsolutionsinc.com

(financial tables follow)

MAISON SOLUTIONS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended January 31,		Nine Months Ended January 31,
	2024	2023	2024	2023

Net Revenues
Supermarket	$13,598,479	$15,637,095	$41,116,998	$41,215,255
Total Revenues, Net	13,598,479	15,637,095	41,116,998	41,215,255

Cost of Revenues
Supermarket	10,410,684	11,626,723	31,699,886	31,815,554
Total Cost of Revenues	10,410,684	11,626,723	31,699,886	31,815,554

Gross Profit	3,187,795	4,010,372	9,417,112	9,399,701

Selling Expenses	2,438,846	2,664,054	6,984,543	6,670,088
General and Administrative Expenses	1,056,118	1,394,570	2,702,660	2,649,419
Total Operating Expenses	3,494,964	4,058,624	9,687,203	9,319,507
(Loss) Income from Operations	(307,169)	(48,252)	(270,091)	80,194

Other Income, Net	898	1,277,741	383,949	1,321,533
Investment Loss from Equity Method Investment	(51,204)	-	(63,982)	-
Interest Expense (Income), Net	(19,425)	76,052	(95,956)	15,705
Total Other Income (Expenses), Net	(69,731)	1,353,793	224,011	1,337,238

Loss (Income) Before Income Taxes	(376,900)	1,305,541	(46,080)	1,417,432
Income Tax Provisions	158,656	99,070	424,722	189,151

Net (Loss) Income	(535,556)	1,206,471	(470,802)	1,228,281

Net Income Attributable to Noncontrolling Interests	13,398	217,997	91,626	307,655

Net (Loss) Income Attributable to Maison Solutions Inc.	$(548,954)	988,474	$(562,428)	$920,626

(Loss) Income per Share Attributable to Maison Solutions, Inc.
- Basic	$(0.03)	$0.06	$(0.03)	$0.06
- Diluted	$(0.03)	$0.06	$(0.03)	$0.06

Weighted Average Number of Common Stock Outstanding
- Basic	19,405,797	16,000,000	17,334,541	16,000,000
- Diluted	19,435,915	16,000,000	17,347,630	16,000,000

MAISON SOLUTIONS INC.

CONSOLIDATED BALANCE SHEETS

	January 31, 2024 (Unaudited)	April 30, 2023
ASSETS
Current Assets
Cash and cash equivalents	$9,406,626	$2,569,766
Accounts receivable	756,341	315,356
Accounts receivable - related parties	407,446	289,615
Inventories, net	3,020,220	2,978,986
Prepayments	20,000	1,547,243
Other receivables and other current assets	993,976	550,836
Other receivable - related parties	33,995	33,995
Total Current Assets	14,638,604	8,285,797

Restricted cash - non-current	1,101	1,101
Property and equipment, net	789,937	671,463
Intangible assets	3,071,463	197,329
Security deposits	457,491	457,491
Investment under cost method	75,000	-
Investment under cost method – related parties	203,440	203,440
Investment under equity method	1,736,018	-
Operating lease right-of-use assets, net	21,004,764	22,545,190
Goodwill	2,222,211	2,222,211
Total Assets	$44,200,029	$34,584,022

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Accounts payable	$1,654,221	$3,105,592
Accounts payable - related parties	492,480	465,310
Note payable	-	150,000
Current portion of loan payables	121,942	370,828
Accrued expenses and other payables	858,342	867,796
Contract liabilities	308,326	449,334
Other payables - related parties	241,585	241,585
Operating lease liabilities - current	1,850,310	1,761,182
Income taxes payable	1,069,281	961,034
Total Current Liabilities	6,596,487	8,372,661

Long-term loan payables	2,512,674	2,561,299
Security deposit from sub-tenants	111,314	105,637
Operating lease liabilities - non-current	21,309,934	22,711,760
Deferred tax liability, net	34,273	40,408
Total Liabilities	30,564,682	33,791,765

Stockholders’ Equity
Class A Common stock, $0.0001 par value, 92,000,000 shares authorized; 17,450,476 and 13,760,000 shares issued and outstanding at January 31, 2024 and April 30, 2023, respectively	1,745	1,376
Class B Common stock, $0.0001 par value, 3,000,000 shares authorized; 2,240,000 shares issued and outstanding	224	224
Additional paid in capital	13,313,523	-
Retained earnings (accumulated deficit)	(39,718)	522,710
Total Maison Solutions, Inc. Stockholders’ Equity	13,275,774	524,310

Noncontrolling interests	359,573	267,947
Total Stockholders’ Equity	13,635,347	792,257
Total Liabilities and Stockholders’ Equity	$44,200,029	$34,584,022

MAISON SOLUTIONS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine Months ended January 31,
	2024	2023
Cash flows from operating activities
Net (loss) income	$(470,802)	$1,228,281
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization expenses	274,476	312,549
Bad debt reversal	(105,322)	-
Provision for inventory shrinkage reserve	(1,088)	29,479
Investment loss	63,982	-
Changes in deferred taxes	(6,135)	(8,229)
Changes in operating assets and liabilities:
Accounts receivable	(440,985)	(880,952)
Accounts receivable - related party	(219,260)	85,981
Inventories	(40,147)	242,560
Prepayments	1,065,243	703,023
Other receivables and other current assets	124,182	(238,475)
Security deposits	-	5,654
Accounts payable	(1,451,371)	(1,290,541)
Accounts payable - related party	128,599	94,193
Accrued expenses and other payables	(9,454)	(156,804)
Contract Liabilities	(141,009)	(127,138)
Operating lease liabilities	227,728	149,489
Taxes payables	108,247	192,391
Other long-term payables	5,677	22,764
Net cash (used in) provided by operating activities	(887,439)	364,225

Cash flows from investing activities
Payment for acquisition of subsidiary	-	(2,500,000)
Payment for leasehold improvement of the supermarket	(307,427)
Payments of equipment purchase	(9,656)	(24,185)
Payments of intangible assets purchase	(2,950,000)	-
Loans repaid from third parties	-	4,410,270
Investment into TMA Liquor Inc	(75,000)	-
Investment into HKGF Market of Arcadia	(1,800,000)	-
Net cash (used in) provided by investing activities	(5,142,083)	1,886,085

Cash flows from financing activities
Bank overdraft	-	(281,941)
Repayments on loan payables	(297,510)	(261,923)
Repayments to related parties	-	(62,932)
Repayment of note payable	(150,000)	-
Borrowings from related parties	-	(34,600)
Net proceeds from issuance of common stock	13,313,892	-
Net cash provided by (used in) financing activities	12,866,382	(641,396)

Net changes in cash and restricted cash	6,836,860	1,608,914
Cash and restricted cash at the beginning of the period	2,570,867	972,431
Cash and restricted cash at the end of the period	$9,407,727	$2,581,345

Supplemental disclosure of cash and restricted cash
Cash	$9,406,626	$2,580,244
Restricted cash	1,101	1,101
Total cash and restricted cash	$9,407,727	$2,581,345

Supplemental disclosure of cash flow information
Cash paid for interest	$81,369	$29,577
Cash paid for income taxes	$322,610	$8,481

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